                                                                  Exhibit 11

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

                                                    Six Months    Six Months
                                                       Ended         Ended
                                                    December 31   December 31
                                                        1995          1994

Primary

Net Income                                          $    3,246      $    2,525
                                                    ==========      ==========

Weighted Average Shares Outstanding                  7,724,559       7,609,346

Incremental Shares from Assumed
  Exercise of Stock Options                            198,444         315,125
                                                    ----------      ----------

Total Shares                                         7,923,003       7,924,471
                                                    ==========      ==========

Primary Per Share Amounts

Net Income                                          $     0.41      $     0.32
                                                    ==========      ==========

Fully Diluted*

Net Income                                          $    3,246      $    2,525
                                                    ==========      ==========

Weighted Average Shares Outstanding                  7,724,559       7,609,346

Incremental Shares from Assumed
  Exercise of Stock Options                            198,444         302,849
                                                     ---------      ----------

Total Shares                                         7,923,003       7,912,195
                                                    ==========      ==========

Fully Diluted Per Share Amounts

Net Income                                          $     0.41      $     0.32
                                                    ==========      ==========



* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                    Exhibit 11

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

                                         Three Months            Three Months
                                            Ended                   Ended
                                         December 31             December 31
                                            1995                    1994

Primary

Net Income                               $    1,559               $    1,189
                                         ==========               ==========
Weighted Average Shares Outstanding       7,724,891                7,554,038

Incremental Shares from Assumed
  Exercise of Stock Options                 146,170                  302,757
                                         ----------               ----------
Total Shares                              7,871,061                7,856,795
                                         ==========               ==========

Primary Per Share Amounts

Net Income                               $     0.20               $     0.15
                                         ==========               ==========

Fully Diluted*

Net Income                               $    1,559               $    1,189
                                         ==========               ==========

Weighted Average Shares Outstanding       7,724,891                7,554,038

Incremental Shares from Assumed
  Exercise of Stock Options                 183,304                  307,057
                                         ----------               ----------
Total Shares                              7,908,195                7,861,095
                                         ==========               ==========

Fully Diluted Per Share Amounts

Net Income                               $     0.20               $     0.15
                                         ==========               ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.